Exhibit 10.38

INTELLECTUAL PROPERTY LICENSE AGREEMENT

Between

NETEASE, INC.

And

YOUDAO, INC.

Dated as of [●], 2019

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (this “Agreement”) is dated as of [●], 2019, by and between NetEase, Inc., a company incorporated under the laws of the Cayman Islands (“NetEase”), on behalf of itself and other members of the NetEase Group (as defined below), and Youdao, Inc., a company incorporated under the laws of the Cayman Islands (“Youdao”), on behalf of itself and other members of the Youdao Group (as defined below), (each of NetEase and Youdao a “Party” and, together, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, Youdao is Controlled by NetEase;

WHEREAS, the Parties currently contemplate that Youdao will make an initial public offering (the “IPO”) pursuant to a Registration Statement on Form F-1 (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement”);

WHEREAS, NetEase and Youdao have entered into that certain Master Transaction Agreement, dated as of the date hereof (the “Master Transaction Agreement”), which sets forth the principal arrangements between NetEase and Youdao regarding their relationship from and after the consummation of the IPO; and

WHEREAS, each Party is willing to enter into this Agreement and grant the licenses contemplated herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements, covenants and provisions contained in this Agreement and the transactions contemplated by the Master Transaction Agreement, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1.    Capitalized terms used and not otherwise defined herein will have the meanings ascribed to such terms in the Master Transaction Agreement. Capitalized terms used in the Schedules but not otherwise defined therein, will have the meaning ascribed to such word in this Agreement. For purposes of this Agreement, the following words and phrases will have the following meanings:

“Affiliate” of any Person means a Person that Controls, is Controlled by, or is under common Control with such Person; provided that, under this Agreement, “Affiliate” of any member of the NetEase Group excludes members of the Youdao Group, and “Affiliate” of any member of the Youdao Group excludes members of the NetEase Group.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Control” means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise; the terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Control Ending Date” means the earlier of (i) the first date upon which members of the NetEase Group no longer collectively own at least twenty percent (20%) of the voting power of the then outstanding voting securities of Youdao and (ii) the first date upon which NetEase, collectively with the other members of the NetEase Group, ceases to be the largest beneficial owner of the then outstanding voting securities of Youdao.

“Dispute” has the meaning set forth in Section 9.6 of this Agreement.

“Dispute Resolution Commencement Date” has the meaning set forth in Section 9.6 of this Agreement.

“Governmental Authority” means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator.

“Improvement” means any improvement, modification, translation, update, upgrade, new version, enhancement or other derivative work.

“Intellectual Property” means any and all tangible and intangible intellectual property and similar proprietary rights in any jurisdiction of the world, including all (i) inventions, patents and patent applications; (ii) trademarks, service marks, trade names, trade dress, service names, brand names, Internet domain names, logos, designs, symbols, social media accounts and identifiers and other source indicators, together with the goodwill associated therewith; (iii) copyrights, works of authorship, mask work rights, Software, websites; (iv) registrations and applications for registration of any of the foregoing in (i) – (iii); (v) trade secrets, know-how and proprietary or confidential information; and (vi) all other intellectual property rights (of every kind and nature however designated, including data rights, database rights, privacy rights, publicity rights and other intangible rights) whether arising by operation of law, treaty, contract, license, or otherwise.

“IPO” has the meaning set forth in the recitals to this Agreement.

“IPO Registration Statement” has the meaning set forth in the recitals to this Agreement.

“JV Entities” means members of the NetEase Group that are (i) directly or indirectly beneficially jointly-owned by NetEase and Blizzard Entertainment, Inc., (ii) dedicated for the cooperation between NetEase and Mojang AB, (iii) directly or indirectly beneficially jointly-owned by NetEase and Niantic International Technology Limited, or (iv) any assignees or successors of the entities described in items (i), (ii) or (iii) above.

“Master Transaction Agreement” has the meaning set forth in the recitals to this Agreement.

“NetEase Business” means any business that is conducted by the NetEase Group as of the date hereof and may be conducted by the NetEase Group from time to time, and any business that is derived from the foregoing businesses; for the avoidance of doubt, “NetEase Business” shall not include the Online Learning Business.

“NetEase Field of Use” means all current and future products, activities and services related to the operation of the NetEase Business by the NetEase Group, in all current and future forms, and any natural evolutions or extensions thereof.

“NetEase Group” means NetEase and its Subsidiaries and VIEs, other than the Youdao Group.

“NetEase Owned Intellectual Property” means any and all Intellectual Property owned by NetEase or any other member of the NetEase Group.

“Non-Competition Agreement” means the non-competition agreement by and between NetEase and Youdao dated [●], 2019.

“Online Learning Business” means the provision of online learning products (including online knowledge tools and smart devices) and online learning services (including online courses and interactive learning apps) by the Youdao Group as of the date hereof, as more completely described in the IPO Registration Statement; for the avoidance of doubt, “Online Learning Business” shall not include development and operation of online games, emails, e-commerce business, FinTech services, music applications, online reading, news and information, information security, SaaS, NetEase open online courses, the K-12 curriculum course offered by the NetEase Group as of the date hereof, films, and television programs.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means any and all computer programs, firmware, middleware, systems, applications, specifications, databases, APIs, web widgets, code and software (in object code and source code), and embedded versions thereof, including all software implementations of algorithms, models and methodologies, any and all development and design tools, applets, compilers and assemblers (whether in object code or source code), and all files, media, documentation and all other embodiments thereof.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person directly or indirectly Controls.

“Term” has the meaning set forth in Article 6 of this Agreement.

“VIE” of any Person means any entity that is Controlled by such Person and is deemed to be a variable interest entity consolidated with such Person for purposes of generally accepted accounting principles in the United States as in effect from time to time.

“Youdao Field of Use” means all current and future products, activities and services related to the operation of the Online Learning Business by the Youdao Group, in all current and future forms, and any natural evolutions or extensions thereof.

“Youdao Group” means Youdao and its Subsidiaries and VIEs.

“Youdao Owned Intellectual Property” means any and all Intellectual Property owned by Youdao or any other member of the Youdao Group.

ARTICLE 2

GRANT AND SCOPE OF LICENSE

Section 2.1.    Subject to the terms and conditions herein, NetEase, on behalf of itself and other members of the NetEase Group, hereby grants to Youdao and other members of the Youdao Group a worldwide (other than, with respect to any applicable NeatEase Owned Intellectual Property, any jurisdiction in which neither NetEase nor a member of the NetEase Group has registered or otherwisecommon law rights (including through international treaties and conventions) to such Intellectual Property), fully paid-up (except as set forth below in Article 4), non-sublicensable (except as set forth below in Section 2.3), non-transferable (except as set forth below in Section 9.10), limited and non-exclusive license for a royalty as agreed by the Parties solely to use, reproduce, modify, prepare derivative works of, perform, display, or otherwise exploit within the Youdao Field of Use (i) the NetEase Owned Intellectual Property that as of the date of this Agreement is used by any member of the Youdao Group, including without limitation the Intellectual Property set forth on Schedule A (but excluding the NetEase Owned Intellectual Property used exclusively for the businesses related to the JV Entities), and (ii) any Improvements to the foregoing (i) in accordance with Section 5.1 during the Term of this Agreement.

Section 2.2.    Subject to the terms and conditions herein, Youdao, on behalf of itself and other members of the Youdao Group, hereby grants to NetEase and other members of the NetEase Group a worldwide (other than, with respect to any applicable Youdao Owned Intellectual Property, any jurisdiction in which neither Youdao nor a member of the Youdao Group has registered or otherwise common law rights (including through international treaties and conventions) to such Intellectual Property), fully paid-up (except as set forth below in Article 4), non-sublicensable (except as set forth below in Section 2.3), non-transferable (except as set forth below in Section 9.10), limited and non-exclusive license for a royalty as agreed by the Parties solely to use, reproduce, modify, prepare derivative works of, perform, display, or otherwise exploit within the NetEase Field of Use (i) the Youdao Owned Intellectual Property that as of the date of this Agreement is used by any member of the NetEase Group, including without limitation the Intellectual Property set forth on Schedule B, (ii) the Youdao Owned Intellectual Property that is or will be needed by any member of the NetEase Group for the NetEase Business, and (iii) any Improvements to the foregoing (i) and (ii) in accordance with Section 5.2, in each instance, during the Term of this Agreement.

Section 2.3.    Each licensed Party hereunder may sublicense the licenses received herein solely (a) to its vendors, consultants, contractors, partners, suppliers, Subsidiaries or VIEs, solely in connection with their services provided to the NetEase Group, on the one hand, or the Youdao Group, on the other hand, as the case may be; and (b) to its distributors and customers, solely in connection with the distribution, licensing, offering and sale of their current and future products related to each of their businesses, as applicable, but not for any independent or unrelated use of any such Person, provided that any grant of sublicenses pursuant to this section by Youdao or any of the other members of the Youdao Group (other than grant of sublicenses by Youdao to its Subsidiaries or VIEs) shall be subject to the prior consent of NetEase. Each licensed Party hereunder shall be liable to the other Party for any breaches of the terms of this Agreement by any of its sublicensees. Any sublicense granted by a licensed Party hereunder shall automatically terminate upon the termination or expiration of this Agreement.

Section 2.4.    As between the Parties, the NetEase Group retains sole and exclusive ownership of and all right, title and interest in and to the NetEase Owned Intellectual Property, and does not convey any right, license or proprietary interest therein to Youdao Group other than the licenses granted, or as otherwise expressly specified, herein. All right, title and interest in and to the NetEase Owned Intellectual Property not expressly granted herein are hereby reserved exclusively by the NetEase Group. Youdao Group shall reasonably cooperate and provide reasonable assistance as may be necessary to verify the NetEase Group’s ownership rights in accordance with the foregoing. As between the Parties, Youdao retains sole and exclusive ownership of and all right, title and interest in and to the Youdao Owned Intellectual Property, and does not convey any right, license or proprietary interest therein to the NetEase Group other than the licenses granted, or as otherwise expressly specified, herein. All right, title and interest in and to the Youdao Owned Intellectual Property not expressly granted herein are hereby reserved exclusively by Youdao. The NetEase Group shall reasonably cooperate and provide reasonable assistance as may be necessary to verify Youdao’s ownership rights in accordance with the foregoing.

Section 2.5.    Each Party acknowledges and agrees that, except as set forth in Section 2.6, Article 4 and Article 5 hereof, neither Party has any obligations under this Agreement with respect to delivery, training, registration, maintenance, policing, support, notification of infringements or renewal with respect to any Intellectual Property licensed herein.

Section 2.6.    As between the Parties, each Party shall have sole and exclusive discretion and control with respect to prosecuting, obtaining, maintaining, enforcing, renewing and protecting Intellectual Property, including any applications and registrations for any Intellectual Property, it owns and shall do so at its own costs and expenses during the Term of this Agreement, except as otherwise provided herein. Each Party shall notify the other Party promptly in writing in the event such Party becomes aware of any third-party infringement or threatened infringement of any Intellectual Property owned by the other Party or such Party’s Subsidiaries or VIEs.

Section 2.7.    In order to preserve the inherent value of the NetEase Owned Intellectual Property, including, for the avoidance of doubt, “網易” “网易,” “NetEase,” “163” and “ ” (collectively, the “Key NetEase Owned Intellectual Property”), Youdao shall ensure that the nature and quality of any products, activities, applications or services in connection with which any member of the Youdao Group uses the NetEase Owned Intellectual Property shall continue to be at least equal to the nature and quality of the products, activities, applications or services offered in connection with the Online Learning Business immediately prior to the date hereof. Youdao agrees to use the NetEase Owned Intellectual Property only in accordance with such branding and style guidelines as used by the Online Learning Business immediately prior to the date hereof or as otherwise may be reasonably established by NetEase in connection with its own business and communicated in writing to Youdao from time to time or as may otherwise be agreed to by the Parties from time to time. In the event that NetEase reasonably determines that any use by any member of the Youdao Group of the NetEase Owned Intellectual Property is in violation of this Section 2.7, Youdao shall remedy such non-conforming use as soon as reasonably practicable and if, in the reasonable determination of NetEase, the use poses a threat to the validity or enforceability of the NetEase Owned Intellectual Property or harm to the NetEase Business, or its reputation or goodwill, Youdao shall, as soon as reasonably practicable following receipt of notice from NetEase, cease and desist all such non-conforming uses.

Section 2.8.    All goodwill and improved reputation generated by any member of the Youdao Group’s use of the NetEase Owned Intellectual Property shall inure solely to the benefit of NetEase. Youdao shall not, without NetEase’s prior written consent, (a) use the NetEase Owned Intellectual Property in any manner that tarnishes, degrades, disparages or reflects adversely on NetEase, the NetEase Business or its reputation, or which otherwise harms the value, reputation, or distinctiveness of the NetEase Owned Intellectual Property or the goodwill therein, (b) in any jurisdiction, file applications to register any Intellectual Property that consist of, in whole or in part, or are confusingly similar to, the NetEase Owned Intellectual Property, including, for the avoidance of doubt, the Key NetEase Owned Intellectual Property, (c) contest, challenge or otherwise make any claim or take any action adverse to NetEase’s ownership of or interest in the NetEase Owned Intellectual Property, (d) register any domain names, trademarks or trade names that consist of, in whole or in part, or are confusingly similar to NetEase Owned Intellectual Property, (e) use, associate or link, in any manner, NetEase Owned Intellectual Property in connection with any illegal materials, pornographic, obscene or sexually explicit materials, materials of a violent nature, or politically sensitive materials (provided that, with respect to user generated content, this requirement will be fulfilled if Youdao uses commercially reasonable efforts to monitor such content and remove or “take down” such content in a manner consistent with past practice), or (f) create or develop any new products or services within the Youdao Field of Use after the date hereof whose name derives from, is confusingly similar to or otherwise would constitute infringement of the NetEase Owned Intellectual Property.

Section 2.9.    Each Party hereby represents and warrants that it and its Subsidiaries and VIEs have all necessary and lawful rights to grant the licenses and rights granted herein by such Party, including, with respect to NetEase, the license granted in Section 3.1 herein.

Section 2.10.    The rights granted to each Party in this Article 2 are without prejudice to the non-compete obligations of such Party contained in the Non-Competition Agreement.

ARTICLE 3

AGREEMENT ON SHARING OF INFORMATION AND DATA

Section 3.1.    Without limiting the scope of information to be shared with the Youdao Group under this Agreement, NetEase, on behalf of itself and other members of the NetEase Group (other than the JV Entities), hereby grants, to the extent permitted under and in compliance with applicable laws and regulations and not violating NetEase’s contractual obligations owed to a third party, a license for use by members of the Youdao Group of the user registration information pertaining to NetEase’s user registration system (the “NetEase User Registration Information”) free of charge solely for use in connection with the Online Learning Business. All of the NetEase User Registration Information is and will continue to be solely owned by the NetEase Group despite this Section 3.1. To safeguard the security and confidentiality of NetEase User Registration Information, the member(s) of the Youdao Group to which the use of the NetEase User Registration Information is licensed shall collect and store such information and protect it against unauthorized or unlawful access as required by applicable laws and regulations.

Section 3.2.    Nothing in Section 3.1 shall require a Party to violate applicable law or any agreement with any user or third party regarding the confidentiality or sharing of personal, confidential or proprietary information relating to that user or third party (or its business); provided, however, that in the event that a Party is required under Section 3.1 to disclose any such information, such Party shall use its reasonable best efforts to obtain such third party’s consent, if required, to the disclosure of such information and shall not share such information with the other Party without obtaining such consent.

Section 3.3.    The rights granted to each Party in this Article 3 are without prejudice to the non-compete obligations of such Party contained in the Non-Competition Agreement.

ARTICLE 4

MAINTENANCE AND SUPPORT

During the Term of this Agreement, upon a Party’s request, the other Party shall provide or cause to be provided to the requesting Party and its Subsidiaries and VIEs all support services reasonably requested in connection with the Intellectual Property licensed under Article 2. Such maintenance and support services shall be provided pursuant to the service levels consistent with past practice, and may be charged at reasonably allocated costs on fair and reasonable terms to be mutually agreed upon by the Parties.

ARTICLE 5

IMPROVEMENTS; DELIVERY

Section 5.1.    If any member of the NetEase Group or the Youdao Group creates or develops any Improvements to the NetEase Owned Intellectual Property during the Term of this Agreement, such Improvements shall be deemed a part of the NetEase Owned Intellectual Property for the purposes of this Agreement and licensed to the Youdao Group pursuant to the license granted in Section 2.1.

Section 5.2.    If any member of the Youdao Group or the NetEase Group creates or develops any Improvements to the Youdao Owned Intellectual Property during the Term of this Agreement, such Improvements shall be deemed a part of the Youdao Owned Intellectual Property for the purposes of this Agreement and licensed to the NetEase Group pursuant to the license granted in Section  2.2.

ARTICLE 6

TERM AND TERMINATION

Section 6.1.    This Agreement shall come into effect on the closing date of the IPO, on which the delivery of and payment for the securities offered by Youdao in connection with the IPO (excluding securities offered by Youdao upon underwriter(s)’ exercise of over-allotment  option(s)) will take place. Unless this Agreement is terminated pursuant to the express provisions of this Agreement or as agreed by the Parties in writing, the valid term of this Agreement shall end on the earlier of (i) the fifteenth (15th) anniversary of the effectiveness of this Agreement, or (ii) one (1) year afte the Control Ending Date with respect to the agreement on sharing of information and data under Article 3 or five (5) years after the Control Ending Date with respect to the remaining Articles of this Agreement (the “Term”). At least one (1) month prior to the expiration of the Term set forth above, the Parties shall consult each other on the extension of the Term, which may be mutually agreed to by the Parties in writing.

Section 6.2.    Each Party shall have the right to terminate this Agreement in whole or in part if the other Party materially fails to comply with this Agreement or Section 4.5 of the Master Transaction Agreement, provided such default has not been cured within thirty (30) calendar days after written notice of such default to such Party (such thirty (30) calendar days remediation period will be available only when such breach is curable).

Section 6.3.    Upon termination of this Agreement, in whole or in part, each Party shall promptly return to the other Party or destroy all materials relating to the terminated portion which comprise any Intellectual Property or confidential or proprietary information of the other Party, including all copies, translations and conversions thereof and shall make no further use thereof. Each Party shall certify to the other Party in writing that it has complied with the provisions of this Section 6.3.

Section 6.4.    The obligations of the Parties in Article 6, Article 7, Article 8 and Article 9 shall survive termination of this Agreement. Nothing contained herein shall limit any other remedies that a Party may have for the default of the other Party under this Agreement nor relieve the other Party of any of its obligations incurred prior to such termination.

ARTICLE 7

DISCLAIMER

THE INTELLECTUAL PROPERTY, INCLUDING DATA, LICENSED BY EACH PARTY HEREUNDER IS PROVIDED “AS IS.” NEITHER PARTY PROVIDES ANY WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO ANY SUCH INTELLECTUAL PROPERTY, AND THE PARTIES SPECIFICALLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES THAT MAY BE OTHERWISE IMPLIED FROM ANY COURSE OF DEALING OR COURSE OF PERFORMANCE OR USAGE.

ARTICLE 8

LIMITATION OF LIABILITY

EXCEPT FOR ANY BREACH OF ARTICLE 2 OF THIS AGREEMENT, IN NO EVENT SHALL NETEASE OR ANY OTHER MEMBER OF THE NETEASE GROUP OR YOUDAO OR ANY OTHER MEMBER OF THE YOUDAO GROUP BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATED COMPANIES FOR ANY LOST PROFITS OR CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUBJECT TO THE FOREGOING, NOTHING IN THIS AGREEMENT LIMITS A PARTY’S RIGHT TO SEEK REMEDIES THAT SUCH PARTY IS ENTITLED TO FOR ANY BREACH OF THIS AGREEMENT, WHETHER AT LAW OR IN EQUITY, INCLUDING WITHOUT LIMITATION THE RIGHT TO TERMINATE THIS AGREEMENT IN THE EVENT THAT THE OTHER PARTY MATERIALLY BREACHES THIS AGREEMENT.

ARTICLE 9

MISCELLANEOUS

Section 9.1.    If required under applicable law, including PRC law, each Party shall record this Agreement at the applicable trademark and patent office, including, if required, the Trademark Office of China and at the Patent Bureau of China, within three (3) months after the effectiveness of this Agreement. The Parties agree to work together in good faith to amend this Agreement pursuant to Section 9.2 or enter into one or more additional intellectual property license agreements subordinate to this Agreement solely as necessary in order to obtain such recordation. In the event of any conflict or inconsistency between any provision of such additional intellectual property license agreement and the provisions set forth in this Agreement, the provisions set forth in this Agreement shall control and govern.

Section 9.2.    This Agreement (including Schedules) may not be amended except by an instrument in writing executed by a duly authorized representative of each Party.

Section 9.3.    Notices, offers, requests or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the addresses set forth in Schedule C hereto, or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized courier; and upon receipt if mailed.

Section 9.4.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A.

Section 9.5.    The Parties hereto acknowledge and agree that the Parties hereto may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any Party hereto may not be adequately compensated by monetary damages alone and that the Parties hereto may not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any Party hereto may be entitled, at law or in equity (including monetary damages), such Party shall be entitled to enforce any provision of this Agreement (including Sections 2.1, 2.2 and 2.3) by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking.

Section 9.6.    Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) calendar days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be conducted on a without prejudice basis, treated as Confidential Information, shall be exempt from discovery or production, and shall not be admissible in any subsequent proceeding between the Parties.

(a)    If the senior executives are unable to resolve the Dispute within sixty (60) calendar days from the Dispute Resolution Commencement Date, the exclusive means of continuing to pursue resolution of the the Dispute is to submit the Dispute to the boards of directors of NetEase and Youdao. Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(b)    If the representatives of the two boards of directors are unable to resolve the Dispute within 120 calendar days from the Dispute Resolution Commencement Date, the exclusive means of continuing to pursue resolution of the Dispute is for any Party to initiate mediation pursuant to the Commercial Mediation Procedures of the American Arbitration Association, which shall apply to the conduct of the mediation, including the method of appointment of a mediator. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in English in Beijing, China or in whatever alternative forum on which the Parties may agree.

(c)    If the Parties cannot resolve any Dispute through mediation within forty-five (45) calendar days after the appointment of the mediator (or the earlier withdrawal thereof), the exclusive means of pursuing final resolution of the Dispute is for any Party to commence an arbitration administered by the Hong Kong International Arbitration Centre under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the notice of arbitration is submitted. There shall be three (3) arbitrators selected pursuant to the HKIAC Rules. The presiding arbitrator shall be qualified to practice law in New York. The place and seat of arbitration shall be Hong Kong. The law of this arbitration clause shall be Hong Kong law. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Nothing contained herein shall preclude any Party from seeking provisional, interim or conservatory measures (including injunctive relief) from any court of competent jurisdiction.

Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 9.6 with respect to all matters not subject to such Dispute, controversy or claim.

Section 9.7.    This Agreement, together with all the Schedules attached hereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to the subject matter hereof and thereof. In the event of conflict between this Agreement and the Master Transaction Agreement, or any other agreement executed in connection therewith, the provisions of this Agreement shall prevail.

Section 9.8.    If any term of this Agreement or the Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.9.    No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.10.    No Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided, however, that each Party may assign this Agreement to an Affiliate. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.11.    The headings contained in this Agreement or in the Schedules attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not in any way limit or affect the meaning or interpretation of any of the terms in this Agreement.

Section 9.12.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means will be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto, each acting under due and proper authority, have executed this Agreement as of the day, month and year first above written.

NetEase, Inc.

By:
Name:
Title:

Youdao, Inc.

By:
Name:
Title:

[Signature Page to Intellectual Property License Agreement]

Schedule A

NetEase Owned Intellectual Property

Schedule B

Youdao Owned Intellectual Property

Schedule C

Notice Addresses